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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lightning Rod Software, Inc. of our report dated March 2, 2001 relating to the 2000 financial statements which appear in the Company's 2001 Form 10-KSB.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
July 17, 2002

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  EXHIBIT 23.3